Exhibit 10.6

In re	CHARYS HOLDING COMPANY, INC	Case No.	08-10289 (BLS)
	Debtor	Reporting Period:	July 1 through 31

BALANCE SHEET
The Balance Sheet is to be completed on an accrual basis only. Pre-petition liabilities must be classified separately from post-petition obligations.

ASSETS	BOOK VALUE AT END OF CURRENT REPORTING MONTH	BOOK VALUE AT END OF PRIOR REPORTING MONTH	BOOK VALUE ON PETITION DATE OR SCHEDULED
CURRENT ASSETS
Unrestricted cash and Equivalents	284,015	6,450
Accounts Receivable (Net)	179,883,538	179,154,134
Notes Receivable
Inventories
Prepaid Expenses	68,043	11,326
Professional Retainers	584,567	589,301
Other Current Assets (attach schedule)	75,563	75,957
TOTAL CURRENT ASSETS	186,287,319	185,228,741
PROPERTY & EQUIPMENT
Real Property and Improvements
Machinery and Equipment
Furniture, Fixtures and Office Equipment	120,092	116,718
Leasehold Improvements
Vehicles
Less: Accumulated Depreciation	(51,336)	(48,513)
TOTAL PROPERTY & EQUIPMENT	68,756	68,205
OTHER ASSETS
Amounts due from insiders*	86,638	86,638
Other Assets (attach schedule)	51,730,447	48,400,982
TOTAL OTHER ASSETS	51,817,085	48,487,620
TOTAL ASSETS	238,173,160	233,784,566

LIABILITIES AND OWNER EQUITY	HOOK VALUE AT END OF CURRENT REPORTING MONTH	HOOK VALUE AT END OF PRIOR REPORTING MONTH	BOOK VALUE ON PETITION DATE
LIABILITIES NOT SUBJECT TO COMPROMISE (Postpetition)
Accounts Payable	159,094	142,880
Taxes Payable (refer to FORM MOR-4)
Wages Payable
Notes Payable
Rent/Leases - Building/Equipment
Secured Debt / Adequate Protection Payments	380,898	311,030
Professional Fees	4,656,995	3,805,509
Amounts Due to Insiders*	17,777	7,024
Other Post-petition Liabilities (attach schedule)	.	13,819
TOTAL POST-PETITION LIABILITIES	5,214,764	4,280,262
LIABILITIES SUBJECT TO COMPROMISE (Pre-Petition)
Secured Debt	4,356,568	4,356,568
Priority Debt	288,707,391	288,707,391
Unsecured Debt	79,434,733	79,432,861
TOTAL PRE-PETITION LIABILITIES	372,498,692	372,496,820
TOTAL LIABILITIES	377,713,456	376,777,082
OWNER’S EQUITY
Capital Stock	58,953	58,953
Additional Paid-in Capital	345,724,500	345,724,500
Partners' Capita! Account
Owner's Equity Account
Retained Earnings - Pre-Petition	(494,870,829)	(494,870,829)
Retained Earnings - Post-petition	9,547,080	6,094,860
Adjustments to Owner Equity (attach schedule)
Post-petition Contributions (attach schedule)
NET OWNERS 'EQUITY	(139,540,296)	(142,992,516)
TOTAL LIABILITIES AND OWNERS' EQUITY	238,173,160	233,784,566

In re	CHARYS HOLDING COMPANY, INC	Case No.	08-10289 (BLS)
		Reporting Period:	July 1 through 31

BALANCE SHEET - continuation section
ASSETS	BOOK VALUE AT END OF CURRENT REPORTING MONTH	BOOK VALUE AT END OF PRIOR REPORTING MONTH	BOOK VALUE ON PETITION DATE
Other Current Assets
Travel Advances	75,563	57,579
Deposits	18,378	18,378
Other Assets
Investment in subsidiaries	51,730,447	48,400,982

LIABILITIES AND OWNER EQUITY	BOOK VALUE AT END OF CURRENT REPORTING MONTH	BOOK VALUE AT END OF PRIOR REPORTING MONTH	BOOK VALUE ON PETITION DATE
Other Post-petition Liabilities
Misc accrued expenses		13,819

Other Post-petition Liabilities

Restricted: Cash: Cash that is restricted for a specific use and not available to fund operations. Typically, restricted cash is segregated into a separate account, such as an escrow account.